      As filed with the Securities and Exchange Commission on July 21, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             BIOSPHERE MEDICAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                  04-3216867
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

1050 HINGHAM STREET, ROCKLAND, MASSACHUSETTS                02370
(Address of Principal Executive Offices)                  (Zip Code)

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                JOHN M. CARNUCCIO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BIOSPHERE MEDICAL, INC.
                               1050 HINGHAM STREET
                          ROCKLAND, MASSACHUSETTS 02370
                     (Name and Address of Agent for Service)

                                 (781) 681-7900
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


----------------------------- ----------------- ---------------------- --------------------- -----------------------
                                                                              Proposed
          Title of                                Proposed Maximum             Maximum
         Securities                Amount             Offering                Aggregate             Amount of
           to be                    to be              Price                   Offering            Registration
         Registered               Registered         Per Share                  Price                  Fee
----------------------------- ----------------- ---------------------- --------------------- -----------------------
       Common Stock,           50,000 shares           $15.50(1)             $775,000(1)              $205
      $0.01 par value
----------------------------- ----------------- ---------------------- --------------------- -----------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in BioSphere Medical, Inc.'s ("the Registrant") 2000 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in a registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Ninth of the Registrant's Certificate of Incorporation requires the Registrant to indemnify each person who is or was or has agreed to be a director or officer of the Registrant against expenses (including attorney's fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Delaware General Corporation Law, as amended. In addition, Article Eighth provides that no director or officer of the Registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b) (7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         1.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockland, Massachusetts, on this 21st day of July, 2000.

                                            BIOSPHERE MEDICAL, INC.


                                            By: /s/ John M. Carnuccio
                                               ----------------------------
                                                  John M. Carnuccio
                                                  President and Chief Executive
                                                  Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of BioSphere Medical, Inc. hereby severally constitute and appoint John M. Carnuccio and Robert M. Palladino, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable BioSphere Medical, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                Title                                   Date
/s/ John M. Carnuccio                    President, Chief Executive Officer and            July 21, 2000
--------------------------------         Director (Principal Executive Officer)
John M. Carnuccio

/s/ Robert M. Palladino                  Vice President and Chief Financial                July 21, 2000
--------------------------------         Officer (Principal Accounting Officer)
Robert M. Palladino

/s/ Jean-Marie Vogel                     Chairman and Director                             July 21, 2000
--------------------------------
Jean-Marie Vogel

/s/ Timothy J. Barberich                 Director                                          July 21, 2000
--------------------------------
Timothy J. Barberich


/s/ William M. Cousins, Jr.              Director                                          July 21, 2000
--------------------------------
William M. Cousins, Jr.

/s/ Alexander M. Klibanov, Ph.D.         Director                                          July 21, 2000
--------------------------------
Alexander M. Klibanov, Ph.D.

/s/ Paul A. Looney                       Director                                          July 21, 2000
--------------------------------
Paul A. Looney

/s/ Riccardo Pigliucci                   Director                                          July 21, 2000
--------------------------------
Riccardo Pigliucci

                                         Director                                          July 21, 2000
--------------------------------
David P. Southwell

                                  EXHIBIT INDEX


 Exhibit
 Number                             Description
 ------                             -----------
3.1 (1)           Certificate of Incorporation, as amended, of the Registrant.

3.2 (1)           By-Laws of the Registrant.

4.1 (2)           Specimen certificate for shares of the Registrant's common stock.

5.1               Opinion of Hale and Dorr LLP.

23.1              Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP.

24.1              Power of Attorney (included in page II-6).

















------------------------------------------------------------------------------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8, dated June 10, 1996 (File No. 333-05621).

(2) Incorporated herein by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.